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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Doral Financial Corporation of our report dated February 16, 2001 relating to the financial statements, which appears on page
47 of the 2000 Annual Report to Shareholders of Doral Financial Corporation, which is incorporated by reference in Doral Financial Corporation's Annual Report on Form 10-K for the year ended December 31, 2000. We also consent to the reference to us under the heading "Experts" in such Registration Statement.







/s/  Price WaterhouseCoopers LLP

PRICE WATERHOUSECOOPERS LLP


San Juan, Puerto Rico

July 26, 2001